Exhibit 99.1

Ubiquity Licenses to Sprocket Hong Kong

IRVINE, Calif., March 24, 2015 – Ubiquity, Inc. (OTCQB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, announced today it has entered into a license agreement with its investment partners in Hong Kong to launch operations through a partner company named Sprocket Hong Kong Limited (“Sprocket Hong Kong”). Sprocket Hong Kong was granted operating status by the Registrars of Companies in Hong Kong on March 13, 2015.

Sprocket Hong Kong is currently in final licensing contract negotiations with its distribution partners for Southeast Asia, Europe and Australia to commercialize Ubiquity’s Sprocket platform.

“Sprocket Hong Kong will be Ubiquity’s central hub in Asia, and will be able to facilitate and accommodate the joint venture partnership’s licensing deals. Ubiquity’s Joint Venture with Amtec (American Tec) will be much better served with an established presence in the Asian market and will allow further licensing of the Sprocket platform to the likes of companies such as Huawei, Lenovo, Samsung, and HTC,” said Steve Koskie, Responsible for Business Development of Ubiquity.

James Tsiolis, Director and Chief Executive Officer of Strategic Capital Management, LTD, whose firm is an investor in Sprocket Hong Kong, stated “The sole focus of Sprocket HK will be to establish distribution partnerships and channels for the Sprocket. Sprocket HK in conjunction with Ubiquity has completed the final elements of its testing enabling the commercialization of the Sprocket for mobile devices and icloud technology.” In the coming weeks, Ubiquity and Sprocket HK will announce the HK Board of Directors and its channel partners.”

“Ubiquity has been beta testing its cutting edge software services platform ‘Sprocket’ in the Southeast Asian market and has met all the benchmarks which will allow us to launch the platform in the region. Our development team has been working on the code and server functionality of the Sprocket platform which will now be launched on a global basis to enterprise and corporate clients, and begin generating revenue for Sprocket Hong Kong and Ubiquity,” said Chris Carmichael, CEO of Ubiquity.

About Ubiquity, Inc.

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format, has enabled the search and identification of any object and image in all video and digital media, and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. The Sprocket is an industry-leading, intuitive, immersive consumer experience for all web-based activity, and allows for the personalization of all content, whether public or private, in a unique, accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities.

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Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company's current expectations. When used in this news release, the words “anticipate,” “belief,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “predict,” “project,” “propose,” “should,” “strategy,” “will” and the negative or other variation of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company's patents and proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company's 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity's quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

THIS PRESS RELEASE AND THE DOCUMENTS REFERENCED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR ANY SOLICITATION OF AN OFFER FOR THE SALE OF ANY SECURITIES. ANY SUCH SALE THAT INVOLVES A PUBLIC OFFERING MAY ONLY BE MADE THROUGH A PROSPECTUS THAT IS INCLUDED IN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE.

Contact:

Investors:

KCSA Strategic Communications

Todd Fromer / Phil Carlson

tfromer@kcsa.com / pcarlson@kcsa.com

212-896-1215 / 212-896-1233